Exhibit 99.1

Contact:
(Analysts) Kevin Kalicak	(407) 245-5870
(Media) Rich Jeffers	(407) 245-4189

DARDEN RESTAURANTS REPORTS FISCAL 2017 THIRD QUARTER RESULTS AND
INCREASES EARNINGS OUTLOOK FOR THE FULL FISCAL YEAR

ORLANDO, Fla., (Mar. 27, 2017) - Darden Restaurants, Inc. (NYSE:DRI) today reported its financial results for the third quarter ended February 26, 2017.

Third Quarter 2017 Financial Highlights Versus Same Fiscal Quarter Last Year

•	Total sales from continuing operations increased 1.7% to $1.88 billion

•	Reported diluted net earnings per share from continuing operations increased 57.1% to $1.32 and increased 9.1% from last year's adjusted diluted net earnings per share*

•	Same-restaurant sales increased 0.9% for the quarter

+1.4% for Olive Garden	+0.9% for The Capital Grille	-1.0% for Yard House
+0.2% for LongHorn Steakhouse	+4.7% for Eddie V’s	+0.8% for Seasons 52
+0.5% for Bahama Breeze
* See the "Non-GAAP Information" below for more details

“We continued to gain market share as we outperformed industry same-restaurant sales by a considerable margin again this quarter,” said CEO Gene Lee.  “Our teams remain incredibly focused on driving strong operating fundamentals, and I'm very proud of the work they are doing to create memorable experiences for our guests."

Segment Performance Versus Same Fiscal Period Last Year
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses. Third quarter segment profit is comparable on a year-over-year basis, while fiscal 2017 first and second quarter segment profit includes the impact of additional rent and other tax expense related to the completion of our real estate strategy, primarily impacting Olive Garden and LongHorn Steakhouse.

	Q3 Sales			Q3 Segment Profit
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$1,878.7	$1,847.5	1.7%
Olive Garden	$1,035.1	$1,019.8	1.5%	$217.7	$220.1	(1.1)%
LongHorn Steakhouse	$434.3	$425.5	2.1%	$85.0	$85.0	—%
Fine Dining	$153.7	$146.0	5.3%	$36.4	$33.9	7.4%
Other Business	$255.6	$256.2	-0.2%	$44.8	$42.3	5.9%

	YTD Sales			YTD Segment Profit			Real Estate Impact*
($ in millions)	2017	2016	% Change	2017	2016	% Change
Consolidated Darden	$5,235.6	$5,143.3	1.8%
Olive Garden	$2,911.3	$2,856.8	1.9%	$557.5	$569.2	(2.1)%	$(37.8)
LongHorn Steakhouse	$1,185.6	$1,174.4	1.0%	$197.5	$196.9	0.3%	$(10.2)
Fine Dining	$396.6	$382.5	3.7%	$76.7	$74.2	3.4%	$(0.2)
Other Business	$742.1	$729.6	1.7%	$124.1	$118.3	4.9%	$(2.7)
*Represents the incremental impact to segment profit of the fiscal 2016 real estate transactions, primarily rent expense.

U.S. Same-Restaurant Sales Results - Fiscal Calendar Basis

Olive Garden	December	January	February	Q3	YTD
Same-Restaurant Sales	(1.8)%	6.1%	1.1%	1.4%	2.0%
Same-Restaurant Traffic	(3.5)%	4.7%	(0.6)%	(0.2)%	(0.4)%
Pricing	1.0%	1.1%	1.6%	1.3%	1.5%
Menu-mix	0.7%	0.3%	0.1%	0.3%	0.9%

LongHorn Steakhouse	December	January	February	Q3	YTD
Same-Restaurant Sales	(2.5)%	4.9%	(0.9)%	0.2%	0.3%
Same-Restaurant Traffic	(4.1)%	1.4%	(1.7)%	(1.6)%	(1.4)%
Pricing	1.6%	1.7%	1.5%	1.6%	1.7%
Menu-mix	—%	1.8%	(0.7)%	0.2%	—%

Note: The Company estimates that more severe winter weather negatively impacted same-restaurant sales by -110 basis points in December and less severe winter weather positively impacted same-restaurant sales by +90 basis points in January and +70 basis points in February.

Fiscal 2017 Financial Outlook

The Company increased its outlook for diluted net earnings per share to be between $3.95 and $4.00 reflecting an updated outlook for same-restaurant sales of approximately 1.5%.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, March 28 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/19977 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-994-3811 and enter passcode 2216120. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden Restaurants, Inc. (NYSE: DRI) owns and operates more than 1,500 restaurants that generate $7.0 billion in annual sales. Headquartered in Orlando, Florida, and employing 150,000 people, Darden is recognized for a culture that rewards caring for and responding to people. Our restaurant brands - Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V’s and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Information about Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

Fiscal Q3 Reported to Adjusted Earnings Reconciliation
	Q3 2017				Q3 2016
$'s in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$220.2	$53.9	$166.3	$1.32	$138.1	$29.9	$108.2	$0.84
% Change vs Prior Year				57.1%
Adjustments:
Debt retirement costs	—	—	—	—	71.3	27.3	44.0	0.34
Real estate plan implementation	—	—	—	—	6.2	1.3	4.9	0.03
Adjusted Earnings from Continuing Operations	$220.2	$53.9	$166.3	$1.32	$215.6	$58.5	$157.1	$1.21
% Change vs Prior Year				9.1%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	2/26/17	2/28/16
Olive Garden[1]	843	844
LongHorn Steakhouse	488	479
Yard House	65	63
The Capital Grille	56	54
Bahama Breeze	36	37
Seasons 52	40	42
Eddie V's	17	16
Darden Continuing Operations	1,545	1,535
[1]Includes six locations in Canada for all periods presented.

-MORE-

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	2/26/2017	2/28/2016	2/26/2017	2/28/2016
Sales	$1,878.7	$1,847.5	$5,235.6	$5,143.3
Costs and expenses:
Food and beverage	541.5	537.8	1,512.8	1,522.7
Restaurant labor	578.3	572.5	1,662.2	1,632.3
Restaurant expenses	320.4	305.2	929.4	855.1
Marketing expenses	54.6	50.7	175.4	174.6
General and administrative expenses	87.2	95.2	254.4	294.2
Depreciation and amortization	67.9	67.0	202.5	223.4
Impairments and disposal of assets, net	(0.7)	(2.1)	(8.4)	3.9
Total operating costs and expenses	$1,649.2	$1,626.3	$4,728.3	$4,706.2
Operating income	229.5	221.2	507.3	437.1
Interest, net	9.3	83.1	28.7	162.8
Earnings before income taxes	220.2	138.1	478.6	274.3
Income tax expense	53.9	29.9	121.5	55.0
Earnings from continuing operations	$166.3	$108.2	$357.1	$219.3
Earnings (loss) from discontinued operations, net of tax expense (benefit) of $(0.9), $(0.3), $(2.2) and $2.9, respectively	(0.7)	(2.4)	(1.8)	16.1
Net earnings	$165.6	$105.8	$355.3	$235.4

Basic net earnings per share:
Earnings from continuing operations	$1.34	$0.85	$2.88	$1.72
Earnings (loss) from discontinued operations	(0.01)	(0.02)	(0.02)	0.12
Net earnings	$1.33	$0.83	$2.86	$1.84
Diluted net earnings per share:
Earnings from continuing operations	$1.32	$0.84	$2.84	$1.69
Earnings (loss) from discontinued operations	—	(0.02)	(0.02)	0.13
Net earnings	$1.32	$0.82	$2.82	$1.82
Average number of common shares outstanding:
Basic	124.1	127.6	124.1	127.7
Diluted	125.9	129.4	125.8	129.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	2/26/2017	5/29/2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$391.4	$274.8
Receivables, net	43.6	64.0
Inventories	168.0	175.4
Prepaid income taxes	8.4	46.1
Prepaid expenses and other current assets	77.5	76.4
Deferred income taxes	182.7	163.3
Assets held for sale	13.3	20.3
Total current assets	$884.9	$820.3
Land, buildings and equipment, net	2,069.1	2,041.6
Goodwill	872.3	872.3
Trademarks	575.2	574.6
Other assets	278.3	273.8
Total assets	$4,679.8	$4,582.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$205.5	$241.9
Accrued payroll	127.4	135.1
Accrued income taxes	14.6	—
Other accrued taxes	47.5	49.1
Unearned revenues	426.2	360.4
Other current liabilities	410.9	400.6
Total current liabilities	$1,232.1	$1,187.1
Long-term debt, less current portion	440.7	440.0
Deferred income taxes	263.8	255.2
Deferred rent	274.9	249.7
Other liabilities	495.5	498.6
Total liabilities	$2,707.0	$2,630.6
Stockholders’ equity:
Common stock and surplus	$1,547.0	$1,502.6
Retained earnings	520.0	547.5
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(84.0)	(87.0)
Unearned compensation	(2.4)	(3.3)
Total stockholders’ equity	$1,972.8	$1,952.0
Total liabilities and stockholders’ equity	$4,679.8	$4,582.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	2/26/2017	2/28/2016
Cash flows—operating activities
Net earnings	$355.3	$235.4
(Earnings) losses from discontinued operations, net of tax	1.8	(16.1)
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	202.5	223.4
Stock-based compensation expense	27.3	29.2
Loss on extinguishment of debt	—	106.8
Change in current assets and liabilities and other, net	116.3	18.5
Net cash provided by operating activities of continuing operations	$703.2	$597.2
Cash flows—investing activities
Purchases of land, buildings and equipment	(214.0)	(172.8)
Proceeds from disposal of land, buildings and equipment	8.2	321.4
Purchases of capitalized software and changes in other assets, net	(16.4)	(12.0)
Net cash provided by (used in) investing activities of continuing operations	$(222.2)	$136.6
Cash flows—financing activities
Proceeds from issuance of common stock	62.5	79.2
Income tax benefits credited to equity	12.1	14.5
Special cash distribution from Four Corners Property Trust	—	315.0
Dividends paid	(208.9)	(204.8)
Repurchases of common stock	(214.9)	(140.2)
ESOP note receivable repayment	0.8	0.6
Repayment of long-term debt	—	(1,088.8)
Principal payments on capital and financing leases	(3.0)	(2.5)
Net cash used in financing activities of continuing operations	$(351.4)	$(1,027.0)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(13.8)	(33.2)
Net cash provided by investing activities of discontinued operations	0.8	6.3
Net cash used in discontinued operations	$(13.0)	$(26.9)

Increase (decrease) in cash and cash equivalents	116.6	(320.1)
Cash and cash equivalents - beginning of period	274.8	535.9
Cash and cash equivalents - end of period	$391.4	$215.8